UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))

☐	Definitive Information Statement

TELANETIX, INC.
(Name of the Registrant as Specified in its Charter)

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1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TELANETIX, INC.
11201 SE 8th Street, Suite 200
Bellevue, Washington 98004

NOTICE OF ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUIRED TO SEND US A PROXY

 Dear Stockholder:

This Information Statement is being furnished by the Board of Directors of Telanetix, Inc., a Delaware corporation, to holders of record of the company’s common stock, $0.0001 per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  The purpose of this Information Statement is to inform the company’s stockholders of actions taken by written consent of the holders of a majority of the company’s voting stock dated April 21, 2011.  This Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporation Law.

The actions taken by written consent of the holders of a majority of the company’s voting stock will not become effective until at least 20 days after the mailing of this Information Statement.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND NO ANNUAL STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Date: April 22, 2011

By order of the Board of Directors:

Douglas N. Johnson
Chief Executive Officer and Director

TELANETIX, INC.
11201 SE 8th Street, Suite 200
Bellevue, Washington 98004
_______________________________

INFORMATION STATEMENT
________________________________

Introduction

Telanetix, Inc., a Delaware corporation, with its principal executive offices located at 11201 SE 8th Street, Suite 200, Bellevue, Washington 98004, is sending you this Information Statement, in lieu of a proxy statement, to notify you of actions that the holders of a majority of the company’s outstanding voting capital stock have taken by written consent, in lieu of an annual meeting of stockholders. References in this Information Statement to the “Company,” “our company,” “us,” “we,” or “our” are to Telanetix, Inc., a Delaware corporation.  Copies of this Information Statement are being mailed to the holders of record on April 20, 2011 (the “Record Date”) of the outstanding shares of our common stock.  This information statement is being mailed on or before May [●], 2011.

General Information

The following actions were authorized by the written consent of the holders of a majority of the Company’s outstanding voting capital stock, in lieu of an annual meeting on April 21, 2011:

1.	The election of five nominees named in this Information Statement as directors to hold office for one year or until their successor are elected and qualified (the “Election of Directors”).

2.
An amendment to our certificate of incorporation to: (i) effect a reverse stock split at a ratio of one (1) share for each seventy-five (75) shares currently outstanding (the “Reverse Stock Split”) and (ii) effect a reduction in our authorized capital to 8,000,000 shares of common stock and 133,333 shares of preferred stock (the “Authorized Share Decrease”).

3.
An amendment and restatement of our 2010 Stock Incentive Plan (the “Stock Incentive Plan”), to increase the number of shares available for issuance under the Plan from 89,189,859 to 92,409,050 shares (1,232,121 after giving effect to the Reverse Stock Split), with an automatic increase in the authorized number of shares contingent upon certain events, but not to exceed 112,000,000 shares (1,493,333 after giving effect to the Reverse Stock Split) (the “Plan Amendment”).

On April 21, 2011, the board of directors of the Company unanimously adopted resolutions (i) nominating the five individuals named herein to serve as directors, (ii) approving an amendment and restatement of our certificate of incorporation (the “Charter Amendment”) to effect the Reverse Stock Split and the Authorized Share Decrease, and (ii) approving an amended and restated Stock Incentive Plan to effect the Plan Amendment.

Each share of the Company’s common stock entitles its holder to one vote on each matter submitted to stockholders of the Company.   However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by written consent, no other consents are solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Pursuant to Rule 14c-2 of the Exchange Act of 1934, as amended (the “Exchange Act”) no action with respect to the Reverse Stock Split, Authorized Share Decrease or Plan Amendment can take place until 20 calendar days after the mailing of this Information Statement.  After that time the Plan Amendment will be effective.  The Reverse Split and the Authorized Share Decrease will be effective when we file the Charter Amendment with the Delaware Secretary of State.  We currently expect the effective date of the Election of Directors, the Reverse Split, the Authorized Share Decrease and the Plan Amendment will be approximately May [●], 2011.

We recommend that you read this Information Statement in its entirety for a full description of the director nominees, the Charter Amendment and the Plan Amendment.

We will pay all expenses incurred in connection with the distribution of this Information Statement.  We will request brokerage houses, nominees, custodian, fiduciaries and other similar persons or entities to forward this Information Statement to beneficial owners of its voting securities held of record by them, and we will reimburse those persons or entities for out-of-pocket expenses incurred in forwarding the Information Statement.

VOTES REQUIRED; MANNER OF APPROVAL

Actions By Written Consent

Under Section 228 of the Delaware General Corporation Law (the “DGCL”) and our bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon consented to such action in writing.  Prompt notice of any action so taken by written consent must be provided to all stockholders.

As of the Record Date, 344,569,652 shares of our common stock were issued and outstanding with the holders thereof being entitled to cast one vote per share. On April 18, 2011 and as of the Record Date, EREF-TELA, LLC, HCP-TELA, LLC and CBG-TELA, LLC, all of whom are affiliates of Hale Capital Partners, LP (collectively, the “Majority Holders”), collectively held 287,501,703 shares of our common stock, which represented approximately 83% of the shares outstanding.

Election of Directors

 Under Section 228 of the DGCL and our bylaws, approval of an amendment to our certificate of incorporation requires the affirmative vote of the holders of a majority of the voting power of our common stock.  In accordance with the DGCL and our bylaws, acting by written consent, the Majority Holders approved the Charter Amendment on April 21, 2011.  As a result, no additional vote or consent is required by our other stockholders to approve the adoption of the Charter Amendment.

Certificate of Amendment to Certificate of Incorporation

Under Section 216 of the DGCL and our bylaws, directors may be elected to the board of directors by a plurality vote.  In accordance with the DGCL and our bylaws, acting by written consent, the Majority Holders approved the Election of Directors on April 21, 2011.  As a result, no additional vote or consent is required by our other stockholders to approve the Election of Directors.

2010 Stock Incentive Plan

Under Section 12 of the Stock Incentive Plan, any amendment which increases the number of shares reserved for issuance under the Stock Incentive Plan requires the affirmative vote of the holders of a majority of the voting power of our common stock.  The Majority Holders, acting by written consent, approved the Plan Amendment.  As a result, no additional vote or consent is required by our other stockholders to approve the adoption of the Plan Amendment.

Dissenters’ Rights

Stockholders do not have any dissenters’ rights or appraisal rights in connection with the approval of the Charter Amendment or the Plan Amendment.

 ELECTION OF DIRECTORS

Effective on the 20th calendar day after the mailing of this information statement, five directors will be elected to hold office for one year or until their successors are elected and qualified.  Each of the nominees is currently a director of the company and has consented to serve upon election, and we have no reason to believe that any nominee will be unable to serve. If any nominee becomes unavailable or unable to serve before elected, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. The Majority Holders have informed the company that it will cast its votes for a substitute chosen by the Board of Directors of the Company and approved by the Majority Holders.

Nominees for Director

The names of the director nominees, their ages as of April 21, 2011 and other information about them are set forth below.

Name	Position	Age
Steven J. Davis	Director	44
Martin Hale, Jr.	Chairman	39
Charles Hale	Director	39
David A. Rane	Director	56
Douglas N. Johnson	Director and Chief Executive Officer	51

Mr. Davis was appointed to our board of directors on June 11, 2007.  He has practiced business and corporate law since 2005 in his law firm, Steven James Davis, A Professional Corporation.  From 2002 to 2005, Mr. Davis served as general counsel and corporate secretary of Molecular Imaging Corporation, a publicly traded healthcare company.  From 2000 to 2002, he served as legal counsel for Leap Wireless International, Inc.  Before joining Leap Wireless, Mr. Davis was an attorney in the business and corporate group in the San Diego office of the law firm of Luce, Forward, Hamilton & Scripps LLP. Mr. Davis also serves on the board of directors of Theragene, inc., a privately-held biotech company.

Mr. Martin Hale, Jr. was appointed to our board of directors on July 2, 2010 and serves as chairman of our board of directors. He has served as the founder and CEO of Hale Capital Partners since 2007, an investment firm that applies a private equity skill set and focus to investing in small and micro cap public companies.  Before joining Hale Capital Investors, Mr. Hale was a Managing Director and member of the founding team of Pequot Ventures (d/b/a FirstMark Capital), which he joined in 1997.  He served as a member of its Investment and Operating Committees from 2002 to 2007.  Prior to joining Pequot Ventures, Mr. Hale was an associate with Geocapital Partners, an early stage venture capital firm.  Prior to joining Geocapital Partners, Mr.  Hale was an analyst in information technology M&A at Broadview International.  Mr. Hale graduated from Yale University with a B.A. cum laude with distinction.  Mr. Hale also serves on the board of directors of Paradigm Solutions, a publicly-traded provider of federal information technology services focused on cyber security.

Mr. Charles Hale was appointed to our board of directors on July 14, 2010.  Since 2009, he has been President of DMEP Corporation d/b/a Hale Global, an investment firm dedicated to helping management teams transform undervalued organizations into industry leaders.  From January 2007 to December 2008, Mr. Hale served as a Managing Director for York Capital Management focused on active/control private equity investments.  From 2002 through 2006, Mr. Hale was President of Hale Global's predecessor, DivestCap Management Corporation.   Mr. Hale was President of Summit Design, Inc. for its DivestCap-led buyout and turnaround until its acquisition in 2006 by Mentor Graphics.  Mr. Hale was President of LocationLogic LLC for its 2009 Hale Global and Hale Capital Partners buyout, turnaround, and sale to Telecommunication Systems, Inc. Mr. Hale currently serves as Managing Member of QL2 Software LLC, and is on the advisory board for the Bearingpoint, Inc. Liquidating Trust.   Mr. Hale received his B.A. from Yale and M.B.A from Harvard Business School.

Mr. Rane was appointed to our board of directors on June 11, 2007.  Mr. Rane served as the chief financial officer of NextImage Medical, Inc., a medical services company, from February 2008 to January 2011.  From November 2004 to February 2008, he served as a senior vice president and chief financial officer of World Waste Technologies, Inc. (OTCBB:WDWT).  Previously, from May 2004 to November 2004, he served as vice chancellor for financial management for the National University System.  Before that, he served as executive vice president of two development stage companies: SureBeam Corporation from 2001 to 2004 and StoreRunner Network, Inc. from 2000 to 2001.  StoreRunner Network filed bankruptcy in 2001 and SureBeam Corporation filed bankruptcy in 2004.   Mr. Rane served as executive vice president and chief financial officer for Callaway Golf Company from 1994 to 2000.  Prior to that time, Mr. Rane was an executive with PricewaterhouseCoopers for 14 years in their San Diego, Brussels, and national offices.  Mr. Rane is a certified public accountant (inactive) and holds a B.A. in accounting from Brigham Young University.

Mr. Johnson was appointed to our board of directors on September 14, 2007 in connection with our acquisition of AccessLine Holdings, Inc.  He currently serves as our chief executive officer.  Mr. Johnson joined the executive management team of AccessLine Communications in 2000 as the chief operating officer and was its chief executive officer from 2003 until we acquired it in 2007.   Before joining AccessLine, he managed the Wireless IP and Wireless Office Services in North America for AT&T Wireless's Advanced Services Organization.  Before that position he served as AT&T Wireless's North American Vice President for Global Markets.  Mr. Johnson is an honor graduate from Washington State University.

In addition to the information above regarding each nominee’s business experience and service on the boards of directors of other companies, our board of directors considered the following experience, qualifications or skills of each of the nominees in concluding that each director nominee is qualified to serve as a director. The information below is not intended to be an exhaustive list of the qualifications that the board of directors considered with respect to the nominees.

Mr. Davis has practiced business and corporate law since 1992 advising companies, management and boards of directors in business similar to ours in all areas of operations, including corporate governance and public reporting matters. He has worked with us since 2005 and has experience specific to our history and generally in our industry.

 Mr. M. Hale was appointed to our board pursuant to the terms of the Hale Securities Purchase Agreement.  He is an affiliate of the Majority Holders and is deemed to be the beneficial owners of the shares held by the Majority Holders.

Mr. C. Hale is serving on our board of directors, pursuant to the Hale Securities Purchase Agreement (as defined below), as a designee of HCP-TELA, LLC, an affiliate of Hale Capital Partners, LP. Mr. C. Hale is the investment advisor of a trust that is a member of CBG-TELA, LLC, one of our stockholders.

Mr. Rane brings his experience as an executive officer and chief financial officer of three public companies to our board. He also has in-depth knowledge of accounting and financial issues related to public companies due to his previous experience as an auditor of public companies. He is serving on our board of directors, pursuant to the Hale Securities Purchase Agreement, as a designee of HCP-TELA, LLC, an affiliate of Hale Capital Partners, LP.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

On April 21, 2011, our board of directors and our Majority Holders approved an amendment to our certificate of incorporation to effect (i) a reverse split of all issued and outstanding shares of common stock at a ratio of one (1) share for every seventy-five (75) shares outstanding (the “Reverse Stock Split”), and (ii) a decrease in our authorized capital to 8,000,000 shares of common stock and 133,333 shares of preferred stock (the “Authorized Share Decrease”).

Except for any changes as a result of the treatment of fractional shares, each stockholder of our company will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.  The following table illustrates the effect the Reverse Stock Split and the Authorized Share Decrease will have on the Company’s outstanding common stock.

	Number of shares of common stock issued and outstanding		Number of shares of common stock authorized in Certificate of Incorporation	Number of shares of common stock authorized and reserved for issuance		Number of shares of common stock authorized but unreserved for issuance
Before Reverse Stock Split	344,569,652		600,000,000	121,988,143	(2)	133,442,205
After Reverse Stock Split and Increase in Authorized Shares	4,594,262	(1)	8,000,000	1,626,509		1,779,229

(1) The number of shares of common stock issued and outstanding after the Reverse Stock Split may be higher by an immaterial amount to account for the rounding up of fractional shares as discussed below.

(2) Includes: 2,749,556 shares reserved for issuance upon exercise of outstanding warrants; 9,911,368 shares reserved for issuance under outstanding options to purchase common stock issued under the 2005 Equity Incentive Plan; 92,409,050 shares reserved for issuance under the Stock Incentive Plan after giving effect to the Plan Amendment; and 16,918,169 shares reserved for issuance to the Majority Holders as a Contingent Share Issuance under the terms of the Securities Purchase Agreement dated June 30, 2010 between the Company and the Majority Holders, as Buyers (the "Securities Purchase Agreement").  The number of shares of common stock reserved for issuance does not include any additional shares that may be issuable to the Majority Holders as a result of additional Contingent Share Issuances, if any, or additional shares which may be added to the Stock Incentive Plan as a result of additional contingent liability payments under the Securities Purchase Agreement.

Reasons for Adopting the Reverse Stock Split and Authorized Share Decrease

Our board of directors and our Majority Holders believe that the Reverse Stock Split is in the best interests of our company because it may reduce fees and commissions for professional investors and institutions and may allow certain institutional buyers to purchase the stock who would otherwise be precluded due to the low stock price.  The board of directors also believes the reverse split is appropriate given the ongoing progress in the Company’s turnaround efforts. If we are successful meeting our financial turnaround plan and in generating interest among such entities, we anticipate that our common stock would have greater liquidity and a stronger investor base.

The Company is reducing its authorized capital stock proportionate to the Reverse Stock Split pursuant to the Authorized Share Decrease and the Company currently does not intend to undertake any additional financing transactions that would require the issuance of additional capital stock.  The Authorized Share Decrease will also reduce the Company's Delaware Annual Franchise Tax, which is in part based upon the number of authorized shares. By reducing the Company’s number of authorized shares, the Company will reduce its Delaware Franchise taxes in the future years.

Certain Risks Associated With the Reverse Stock Split and Authorized Share Decrease

There can be no assurance that the total market capitalization of the Company’s common stock after the proposed Reverse Stock Split will be equal to or greater than the market capitalization of the Company’s common stock before the Reverse Stock Split,  There also can be no assurance that the market price per share of our common stock after the Reverse Stock Split will rise or remain constant in proportion to the price increase for the shares of our common stock outstanding before the Reverse Stock Split.  There are no assurances that the Reverse Stock Split will increase liquidity in the trading of our common stock.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split.  Any fractional shares of common stock resulting from the Reverse Stock Split will “round up” to the nearest whole number.  The rounding up of fractional shares will not have a material impact on any of our stockholders’ proportionate equity interest in the Company.  The rounding up of a fractional share will increase a stockholder’s proportional ownership in the Company by less than 0.00001%.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock. As a result, as of the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be increased proportionately based on the Reverse Stock Split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is increased. The per share net income or loss and net book value of our common stock will be affected because there will be a fewer number shares of our common stock outstanding.

Procedure for Effecting the Reverse Stock Split

Upon effectiveness of the Reverse Stock Split, the shares of our common stock outstanding at that time (the “Old Shares”) will automatically be converted on the effective date at the applicable Reverse Stock Split ratio into new shares of common stock (the “New Shares”).

As of the effective date of the Reverse Stock Split, when implemented by our Board of Directors, each certificate representing shares of our Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Stock Split. If you hold your shares of common stock in a brokerage account or in “street name,” you will not be required to take any further action. If you hold stock certificates, you will not have to exchange your existing stock certificates for new stock certificates reflecting the Reverse Stock Split. However, any stockholder desiring a new form of stock certificate may submit the existing stock certificate to our transfer agent for cancellation, and obtain a new form of certificate. The transfer agent may impose a reasonable fee for a voluntary exchange of certificates. Stockholders should not destroy any stock certificate.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split.  The following does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only.  Further, the following does not address any state, local or foreign income or other tax consequences.  Also, the following does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.

The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with a tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split.  The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.

AMENDMENT TO THE 2010 STOCK INCENTIVE PLAN

Effective on the 20th calendar day after the mailing of this information statement, the Company's 2010 Stock Incentive Plan (the “Stock Incentive Plan”) will, in accordance with the approval of the Majority Holders as described herein, be amended to increase the number of shares reserved for issuance under the plan from 89,189,859 to 92,409,050 shares. In addition the Plan Amendment provides that the maximum aggregate number of shares available for issuance under the Stock Incentive Plan will automatically increase, without the need for further Board or stockholder approval, on the date of any additional Contingent Share Issuance (defined below) by a number of shares of common stock equal to one share for every four shares issued under such Contingent Share Issuance, rounded down to the nearest whole number up to a maximum of 112,000,000 shares. The Stock Incentive Plan, as amended and restated to give effect to the Plan Amendment is attached hereto as Exhibit B. The Stock Incentive Plan provides for the grant of options to purchase Common Stock (“Options”) to certain officers, employees, consultants and directors of the Company. As of April 21, 2011, options to purchase an aggregate of 68,008,542 shares had been issued under the Stock Incentive Plan and  24,400,508 shares were available for future grant. No shares had been purchased pursuant to the exercise of stock options granted under the Stock Incentive Plan as of such date.

Description of the Stock Incentive Plan

 The following is a summary of the Stock Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached to this Information Statement as Exhibit B.

 The Stock Incentive Plan was approved by the Board on June 30, 2010 to be effective as of July 2, 2010, initially provided for the grant of up to 89,189,859 shares of common stock pursuant to nonqualified stock options, which we refer to as “NSOs”, or, subject to the consent of Hale Capital Partners, LP and its affiliates (the Majority Holders), which we collectively refer to in this section as “Hale”, other stock-based awards for employees, directors or consultants. We refer to the NSOs and other stock-based awards that may be awarded under the Stock Incentive Plan as “awards” in this Information Statement. The Plan Amendment was approved by the Board of Directors and by the Majority Holders to implement an increase in the number of shares of common stock reserved for issuance under the Stock Incentive Plan.

The Stock Incentive Plan has a term of ten years and no grants may be made under the Stock Incentive Plan after July 2, 2020, but the Stock Incentive Plan will continue in effect thereafter if and for so long as previously granted awards remain outstanding.

Plan Amendment

The Stock Incentive Plan is being amended in connection with the terms of the Securities Purchase Agreement dated June 30, 2010 between the Company and Hale (the “Securities Purchase Agreement”).  Pursuant to Section 1(e) of the Securities Purchase Agreement the Company agreed to grant shares common stock to Hale in the event that the Company receives a notice of a Contingent Payable Event (as defined in the Securities Purchase Agreement) within two years of the Closing Date as set forth in the Purchase Agreement (a “Contingent Share Issuance”).  The Company has received notice of a Contingent Payable Event, and in accordance with the terms of the Securities Purchase Agreement, is contractually obligated to issue an aggregate of 16,918,169 shares of common stock to Hale in connection with that Contingent Payable Event.  The Securities Purchase Agreement provides that in the event of a Contingent Share Issuance a proportionate adjustment would be made to the number of shares reserved under the Stock Incentive Plan.

Based on the existing Contingent Share Issuance, the Board of Directors and the Majority Shareholders approved the Plan Amendment which provides that additional 3,219,191 shares of common stock will be reserved for issuance under the Plan, such that the new maximum aggregate number of Shares reserved for issuance under the Plan would not exceed 92,409,050 shares.  In addition the Plan Amendment provides that the maximum aggregate number of shares available for issuance under the Stock Incentive Plan will automatically increase, without the need for further Board or stockholder approval, on the date of any additional Contingent Share Issuance by a number of shares of common stock equal to one share for every four shares issued in such Contingent Share Issuance, rounded down to the nearest whole number, up to a maximum of 112,000,000 shares.

Administration of the Stock Incentive Plan

 The Stock Incentive Plan is administered by the compensation committee of the Board, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Committee”).

 The Committee has the power and authority to make grants of awards to eligible persons under the Stock Incentive Plan, including the selection of such recipients, the determination of the size of the grant, and the determination of the terms and conditions, not inconsistent with the terms of the Stock Incentive Plan.

The Committee has the authority to interpret the Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Stock Incentive plan (but not the terms of the Stock Incentive Plan), and to make any other determinations that it deems necessary or desirable for the administration of the Stock Incentive Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Stock Incentive Plan in the manner and to the extent the Committee deems necessary or desirable.  In addition, the Committee has full power and authority to establish the terms and conditions of any option or stock award consistent with the provisions of the Stock Incentive Plan.

Eligibility

 Employees and directors of, and consultants providing services to, the Company or its affiliates are eligible to receive awards under the Stock Incentive Plan. The Committee shall select from among the eligible persons under the Stock Incentive Plan, from time to time in its sole discretion, to grant awards, and the Committee shall determine the number of shares covered by each grant, not inconsistent with the terms of the Stock Incentive Plan.

 Nonqualified Stock Options

NSOs may be granted to eligible persons alone or in addition to other stock-based awards, not inconsistent with the terms of the Stock Incentive Plan. The maximum number of shares of common stock that may be subject to NSOs granted during any calendar year to any eligible person is 18,000,000.

The NSO's issuable under the Stock Incentive Plan are subject to vesting and are exercisable as follows:

 Tranche 1: 50% of the shares subject to an award are exercisable at $0.0400 per share, and vest when Hale receives cash proceeds in return on its invested capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company equal to no less than one times its invested capital plus a 4% annual return on such invested capital, compounded annually.  Notwithstanding the foregoing, 10% of the Tranche 1 shares vests on the first anniversary of the grant date, and 2.5% of the Tranche 1 shares vest at the end of each of the next eight quarters thereafter through the third anniversary of the grant date.

Tranche 2: 16.65% of the shares subject to the options are exercisable at $0.07704 per share, and vest when Hale receives cash proceeds in return on its invested capital in the Company equal to no less than two times its invested capital plus a 4% annual return on such invested capital, compounded annually.

Tranche 3: 16.65% of the shares subject to the options are exercisable at $0.07704 per share, and vest when Hale receives cash proceeds in return on its invested capital in the Company equal to no less than three times its invested capital plus a 4% annual return on such invested capital, compounded annually.

Tranche 4.  The balance of the shares subject to the options are exercisable at $0.07704 per share and vest when Hale receives cash proceeds in return on its invested capital in the Company equal to no less than four times its invested capital plus a 4% annual return on such invested capital, compounded annually.

Once vested, NSOs are exercisable in whole or in part at any time during the option period by giving written notice to the Company and paying the option price (i) in cash or its equivalent; (ii) through delivery of shares of common stock having a fair market value equal to the purchase price and satisfying such other requirements as may be imposed by the Company; provided that such shares have been held by the optionee for no less than six months (or such other period as established by the Company or generally acceptable accounting principles); (iii) any combination of (i) and (ii); or (iv) such other method approved by the Committee.  To the extent that the exercise price of an NSO is less than the fair market value of the underlying common stock at the date of the grant, then the exercisability of such NSO shall comply with Section 409A of the Internal Revenue Code or fall within an exception under such section.  In the event the participant’s employment with the Company is terminated for any reason, the participant shall forfeit any unvested NSO and such portion of the NSO shall be null and void and of no force or effect.

 Stock-Based Awards

Subject to the consent of Hale, the Committee may grant other stock-based awards, which may be granted alone or in addition to NSOs.  The Committee, subject to the consent of Hale, will determine the number of shares of common stock to award under stock-based awards, whether such awards will be settled in cash, shares of common stock or a combination thereof and all other terms and conditions of stock-based awards.  Stock-based awards will vest in the same manner as NSOs.

Transferability

Unless otherwise determined by the Committee, awards are not transferable or assignable other than by will or by the laws of the descent and distribution; provided that any transferees will be subject to the terms and conditions of the award.

Effect of Certain Corporate Transactions

In the event of any change in the outstanding shares of common stock by reason of any common stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of shares of common stock or other corporate exchange, or any distribution to the common stockholders (other than regular cash dividends) or any transaction similar to the foregoing, the Committee, without liability to any person, shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of shares of common stock or other securities issued or reserved for issuance pursuant to the Stock Incentive Plan or pursuant to outstanding awards, (ii) the option price and/or (iii) any other affected terms of such awards. Accordingly, upon the effectiveness of the Reverse Split the number of shares of our common stock reserved for issuance under the Stock Incentive Plan will be reduced by a factor of 75, from 92,409,050 to 1,232,121, and the exercise price for the NSO's will be increased by a factor of 75, such that the Tranche 1 exercise price shall be increased to $3.00.

In the event of a change of control, the Committee may, with the consent of Hale, provide for (i) the termination of any award upon the consummation of the change of control, but only if such award has vested and been paid out or the participant has been permitted to exercise the award in full for a period of not less than 10 days prior to the change of control, (ii) acceleration of all or any portion of an award, (iii) the payment of any amount (in cash or, in the discretion of the Committee, in the form of consideration paid to stockholders of the Company in connection with such change of control) in exchange for the cancellation of such award which, in the case of NSOs, may equal the excess, if any, of the fair market value of the shares of common stock subject to such NSO over the option price of such NSO, and/or (iv) issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected award previously granted under the Stock Incentive Plan.

Additionally, the terms of the Stock Incentive Plan provide that to the extent that the total number of shares that may be issued under the plan have not been issued immediately prior to a change of control transaction, the Committee shall grant such unissued shares in the form of awards under the Stock Incentive Plan immediately prior to such change of control transaction, subject to vesting provisions set forth in the plan and other terms and conditions of the awards determined by the Committee.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Stock Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Nonqualified Stock Options.  A participant will generally recognize no taxable income as the result of receiving a NSO. Upon exercise of a NSO, an individual normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised. Upon the sale of stock acquired by the exercise of a NSO, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the company with respect to the grant of a NSO or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a NSO, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Under the Stock Incentive Plan, the Company may also issue other stock-based awards.  The types of other stock-based awards that will be granted, if any, is not currently known, but may be in the form of stock appreciation rights, restricted stock or stock units.

Stock Appreciation Rights.  In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Restricted Stock.  If a participant is awarded or purchases restricted shares, he or she normally does not have ordinary income equal to the excess of the fair market value of the shares at the time over the purchase price, if any.

The participant may make an election under Section 83(b) of the Internal Revenue Code to be taxed on restricted stock at the time it is acquired rather than later, when the substantial risk of forfeiture lapses. The so-called “83(b) election” must be made not later than 30 days after the transfer of the shares to the participant and must satisfy certain other requirements. If the participant makes an effective 83(b) election, he or she will realize ordinary income equal to the fair market value of the shares as of the time of acquisition, less any price paid for the shares. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If he or she makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if the participant makes an effective 83(b) election in connection with an award or purchase of stock subject to a substantial risk of forfeiture and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what he or she paid for the shares (if anything) over the amount (if any) reimbursed in connection with the forfeiture.

Stock Units.  An award of stock units does not itself result in taxable income. When the participant actually acquires the shares of stock, unless the shares are restricted, he or she will have ordinary income equal to the value of the shares at that time. If the shares delivered are restricted for tax purposes, the participant will instead be subject at that time to the rules described above for restricted stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 18, 2011 for:

•	each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The information in the following table has been presented in accordance with the rules of the Securities and Exchange Commission, which provide that beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights.  Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated below and under applicable community property laws, we believe that the beneficial owners identified in this table have sole voting and investment power with respect to all shares beneficially owned by such beneficial owner.

Percentage of beneficial ownership is based on 344,569,652 shares of common stock outstanding as of April 18, 2011.

  Information with respect to beneficial ownership has been furnished by each director, executive officer or five percent or more stockholder, as the case may be.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Hale Capital Partners, LP (1)	191,667,802	55.6%
Hale Fund Management LLC (2)	95,833,901	27.8%

Named Executive Officers and Directors:
Steven J. Davis (3)	610,000	**
Charles Hale (4)	--	**
Martin Hale, Jr. (1)(2)	287,501,703	83.4%
Douglas N. Johnson (5)	5,600,358	1.6%
J. Paul Quinn (6)	2,018,827	**
David A. Rane (7)	550,000	**

All Executive Officers and Directors as a group (6 persons)	296,280,888	85.0%

*
Each stockholder may be contacted at our corporate offices unless otherwise indicated in the footnotes below.  The address of our corporate offices is 11201 SE 8th Street, Suite 200, Bellevue, WA 98004.

**	Less than one percent.
(1)
Consists of 191,667,802 shares of common stock held by HCP-TELA, LLC (“HCPT”) and an additional 11,278,779 shares issuable in connection with the Contingent Share Issuance under the Securities Purchase Agreement.  Hale Capital Partners, LP, a Delaware limited partnership (“HCP”), is the managing member of HCPT. Hale Fund Partners, LLC, a Delaware limited liability company (“HFP”), is the general partner of HCP. Martin M. Hale, Jr., an individual, is the managing member and sole owner of HFP, and as such, has the power to direct the vote and disposition of these shares. Mr. Hale and each of the foregoing entities, other than HCPT, solely with respect to the common stock deemed beneficially owned by them respectively, disclaims ownership of all shares held by HCPT. This stockholder’s address is 570 Lexington Avenue, 49th Floor, New York, NY 10022.

(2)
Consists of 41,071,672 shares of common stock held by EREF-TELA, LLC (“EREF”) an additional 2,416,881 shares of common stock issuable to EREF in connection with the Contingent Share Issuance under the Securities Purchase Agreement; 54,762,229 shares of common stock held by CBG-TELA, LLC (“CBG”) and an additional 3,222,508  shares of common stock issuable to CBG in connection with the Contingent Share Issuance under the Securities Purchase Agreement. Hale Fund Management, LLC, a Delaware limited liability company (“HFM”), is the manager of each of EREF and CBG.  Martin M. Hale, Jr., an individual, is the chief executive officer and sole owner of HFM, and as such, has the power to direct the vote and disposition of these shares. Mr. Hale and each of the foregoing entities, other than EREF and CBG solely with respect to the common stock deemed beneficially owned by them respectively, disclaims ownership of all shares held by EREF and CBG. This stockholder’s address is 570 Lexington Avenue, 49th Floor, New York, NY 10022.

(3)	Consists of 210,000 shares of common stock as to which Mr. Davis has shared voting and investment power and 400,000 shares of common stock issuable upon the exercise of stock options.
(4)
Excludes shares held by CBG. Mr. C. Hale is the investment advisor to the Charles Hale Family 2009 Irrevocable Trust (the “Trust”). The Trust is a member of CBG, holding 25% of the membership units of CBG. See footnote 1 above for information regarding the holdings of our shares by CBG. HFM is the sole manager of CBG. Neither Mr. C. Hale nor the Trust has the power to vote or dispose of, or the power to direct the voting or disposition of, the shares owned by CBG, however, HFM is required to obtain the prior written consent of the members of CBG before disposing of the shares owned by CBG. While the members of CBG have the right to reject a decision concerning the disposition of securities held by CBG, including our shares, the Trust's ownership interest in CBG is not sufficient for the Trust to reject a dispositive decision on its own.  Mr. C. Hale therefore disclaims beneficial ownership of the shares held by CBG.

(5)
Consists of 2,900,358 shares of common stock and 2,700,000 shares of common stock issuable upon the exercise of stock options.  Excludes 18,000,000 shares of common stock issuable upon the exercise of performance based stock options that did not have a reasonable likelihood of vesting within 60 days of December 31, 2010.

(6)
Consists of 1,243,827 shares of common stock and 775,000 shares of common stock issuable upon the exercise of stock options.  Excludes 5,769,893 shares of common stock issuable upon the exercise of performance based stock options that did not have a reasonable likelihood of vesting within 60 days of December 31, 2010.

(7)	Consists of 150,000 shares of common stock and 400,000 shares of common stock issuable upon the exercise of stock options.

CORPORATE GOVERNANCE

Our Board of Directors

Leadership Structure

The chairman of our board of directors and chief executive officer positions are currently separated.  Mr. M. Hale has served as chairman of our board of directors since July 2010. Our bylaws do not require our board of directors to separate the roles of chairman and chief executive officer but provides our board of directors with the flexibility to determine whether the two roles should be combined or separated based upon the Company’s needs.  Our board of directors believes the separation of the chairman and the chief executive officer roles is the appropriate structure for the company at this time. The current leadership structure serves as an aid in the board of director’s oversight of management and it provides the Company with sound corporate governance practices in the management of its business.

Risk Management

The board of directors discharges its responsibilities, and assesses the information provided by the Company's management and the independent auditor, in accordance with its business judgment.  Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and management is responsible for conducting business in an ethical and risk mitigating manner where decisions are undertaken with a culture of ownership.  Our board of directors oversees management  in their duty to manage the risk of our company and each of our subsidiaries. Our board of directors regularly reviews information provided by management as management works to manage risks in the business. Our board committees assist the full board of directors’ oversight by focusing on risks related to the particular area of concentration of the relevant committee. For example, the compensation committee oversees risks related to our executive compensation plans and arrangements, the audit committee oversees the financial reporting and control risks and the nominating & governance committee oversees risks associated with the independence of our board of directors and potential conflicts of interest. If a risk is of sufficient magnitude, a committee reports on the  discussions of the applicable relevant risk to the full board of directors during the committee reports portion of the board of directors meeting. The full board of directors incorporates the insight provided by these reports into its overall risk management analysis.

Meetings

Our board of directors held ten meetings during fiscal year 2010.  No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our board of directors and of the total number of meetings of committees of our board of directors on which he/she served during such person's tenure on our board of directors and respective committees.

Director Independence

Our board of directors has determined that two of our current directors – Messrs. Davis and Rane are independent as defined by the Nasdaq Marketplace Rules.

Director Nomination Process

Director Qualifications

In evaluating director nominees, our nominating & governance committee considers, among others, the following factors:

•	Integrity;
•	Independence;
•	Diversity of viewpoints and backgrounds;
•	Extent of experience;
•	Length of service;
•	Number of other board and committee memberships;
•	Leadership qualities; and
•	Ability to exercise sound judgment.

Our board of directors does not have a formal policy with regard to the consideration of diversity in the identification of director nominees but recognizes the importance of diversity across all levels of the Company.

Contractual Board Appointments

Our board of directors appointed Mr. M. Hale to our board of directors pursuant to the terms of the Hale Securities Purchase Agreement (as defined below).  Pursuant to the terms of that agreement, Mr. C. Hale and Mr. Rane are serving on our board of directors as designees of HCP-TELA, LLC, one of the holders of the 2010 notes, and such directors agreed to resign from their position as director if HCP-TELA, LLC were to so request in the future. In addition, under the terms of Hale Securities Purchase Agreement, we and the holders of the 2010 notes agreed that we would take all necessary action to ensure that for so long as any of the 2010 notes are outstanding or at least 10% of the shares of common stock issued to the holders of the 2010 notes pursuant to the Hale Securities Purchase Agreement, our board of directors shall consist of not more than five directors.  See “CERTAIN RELATIONSHIP & RELATED TRANSACTIONS—Related Party Transactions” below for additional information regarding the Hale Securities Purchase Agreement.

In addition, under the terms of Hale Securities Purchase Agreement, depending on whether any of the 2010 notes are outstanding and depending on the percentage of ownership the shares of common stock issued to the holders of the 2010 notes pursuant to the Hale Securities Purchase Agreement represent as compared to our then outstanding shares of common stock, we agreed to nominate and recommend for election at each annual (or special) meeting, or action in lieu of a meeting, of stockholders at which directors are to be elected a certain number of individuals designated by HCP-TELA, LLC to serve as directors as follows: (i) for so long as any of the 2010 notes are outstanding or the shares of common stock issued to the holders of the 2010 notes pursuant to the Hale Securities Purchase Agreement represent more than 40% of our outstanding common stock, the number of HCP-TELA, LLC designated directors we agreed to nominate and recommend for election is three; (ii) if none of the 2010 notes are outstanding and if the shares of common stock issued to the holders of the 2010 notes pursuant to the Hale Securities Purchase Agreement represent more than 20% but not more than 40% of our outstanding common stock, the number of HCP-TELA, LLC designated directors we agreed to nominate and recommend for election is two; and (iii) if none of the 2010 notes are outstanding and if the shares of common stock issued to the holders of the 2010 notes pursuant to the Hale Securities Purchase Agreement represent more than 10% but not more than 20% of our outstanding common stock, the number of HCP-TELA, LLC designated directors we agreed to nominate and recommend for election is one. Any directors designated by HCP-TELA, LLC shall serve on such committees of our board of directors as such director desires, provided that such designees meet the requisite listing and SEC requirements for membership on such committees.

Mr. M. Hale and Mr. C. Hale are brothers. Otherwise there are no family relationships among members of our management or directors.

Committees of Our Board of Directors

Our board of directors has, and appoints members to, a compensation committee, an audit committee and a nominating & governance committee.  The current members of these committees are identified below.

Director	Compensation	Audit	Nominating & Governance
Steven J. Davis	☒	☒	☒ (Chair)
Charles Hale	☐	☒	☐
Martin Hale, Jr.	☒ (Chair)	☐	☒
David A. Rane	☒	☒ (Chair)	☒

Compensation Committee.

Our compensation committee held five meetings during fiscal year 2010.  The functions of this committee include, among other things, to:

•
Discharge board of directors responsibilities relating to the compensation of our executives, including but not limited to, reviewing overall compensation and fringe benefits policies and our practices with respect to our executive officers; and

•	Recommending to our board of directors all changes in compensation for directors.

The responsibilities of the Compensation Committee are more fully described in the Compensation Committee Charter.  The Compensation Committee reviews the charter at least annually and modifies it as needed.  The Compensation Committee Charter can be found on our website at www.telanetix.com under Investors — Corporate Governance.

Audit Committee.

Our audit committee held five meetings during fiscal year 2010.  Our board of directors has determined that Mr. Rane qualifies as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The functions of this committee include, among other things, to:

•	Oversee the accounting and financial reporting processes of our company and the audits of our financial statements;

•	Serve as an independent and objective party to monitor our policies for internal control systems;

•	Retain our company's independent auditors, review and appraise their independence, qualifications and performance and approve the terms of engagement for audit service and non-audit services; and

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and our board of directors.

Both our independent auditors and internal financial personnel have unrestricted access to our audit committee.  Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.  The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.  Our audit committee is responsible for overseeing this process but does not have the duty or obligation to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter.  The Audit Committee reviews the charter at least annually and modifies it as needed.  The Audit Committee Charter can be found on our website at www.telanetix.com under Investors — Corporate Governance.

Nominating & Governance Committee.

Our nominating & governance committee held one meeting during fiscal year 2010.  The functions of this committee include, among other things, to:

•	Assist our board of directors in fulfilling its oversight responsibilities relating to our corporate governance matters;

•	Developing corporate governance guidelines;

•	Periodically evaluate our board of directors, its committees and individual directors;

•	Identify and select director nominees; and

•	Oversee our company's policies and practices relating to ethical and compliance issues.

The responsibilities of the Nominating & Governance Committee are more fully described in the Nominating & Governance Committee Charter.  The Nominating & Governance Committee reviews the charter at least annually and modifies it as needed.  The Nominating & Governance Committee Charter can be found on our website at www.telanetix.com under Investors — Corporate Governance.

Communications with our Board of Directors

Our stockholders may send correspondence to our board of directors c/o Corporate Secretary at Telanetix, Inc., 11201 SE 8th St. Suite #200, Bellevue, Washington 98004.  Our corporate secretary will forward stockholder communications to our board of directors prior to its next regularly scheduled meeting following the receipt of the communication.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

•	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer.  If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our board of directors or use of a confidential and anonymous hotline phone number.  Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at Telanetix, Inc., 11201 SE 8th St. Suite #200, Bellevue, Washington 98004.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend.  Each of our directors attended our 2010 annual meeting of stockholders.

Material Proceedings

To our knowledge, none of our directors, nominees for director, officers or affiliates, no owner of record or beneficial owner of more than five percent of our securities, or any associate of any of the foregoing, is a party adverse to us, or has a material interest adverse to us, in any material proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish to us copies of all Section 16(a) reports they file.

Based solely on our review of the reports, except as described below, we believe that all required Section 16(a) reports were timely filed during our last fiscal year.  None of our directors, executive officers or greater than 10% beneficial owners filed any Form 5s.

Mr. Johnson did not file four Form 4s regarding his acquisition of shares of our common stock on each of April 21, 2008, August 1, 2008, February 19, 2009 and July 23, 2009, pursuant to an “earn-out” provision in the merger agreement pursuant to which our company acquired AccessLine Holdings, Inc. on September 14, 2007.  Mr. Johnson has since filed a Form 4 to report such acquisitions. We have also identified two transactions that were filed late during the fiscal year ended December 31, 2010 relating to stock option grants awarded to Messrs. Johnson and Quinn. A Form 4 to properly report these transactions was subsequently filed for both Messrs. Johnson and Quinn.  Also the initial Form 3 filings for Mr. M. Hale and Mr. C. Hale were filed late during the fiscal year ended December 31, 2010 relating to the initial holdings of each at the time each became a director of the company.  A Form 3 to properly report initial holdings was subsequently filed for both Messrs. M. Hale and C.  Hale.

EXECUTIVE MANAGEMENT

The following table sets forth information as to persons who currently serve as our executive officers.

Name	Age	Position
Douglas N. Johnson	51	Chief Executive Officer
J. Paul Quinn	51	Chief Financial Officer

For information about Mr. Johnson, see “Election of Directors,” above.

J. Paul Quinn was appointed as our chief financial officer effective as of May 5, 2008.   From December 2005 to April 2008, Mr. Quinn was chief financial officer of Vidiator, a software development company that makes software for high-speed wireless networks worldwide. From March 2004 to December 2005, Mr. Quinn was chief financial officer of Dwango Wireless (OTC: DWGN), a mobile media company that made software for 2G wireless carriers in North America. After Mr. Quinn had left Dwango, it filed bankruptcy in June 2006.  Before Dwango Wireless, Mr. Quinn was with N2H2 (OTC: NTWO) as its chief financial officer in 2000 through its acquisition by Secure Computing in 2003. Prior to joining N2H2, Mr. Quinn held positions as a senior executive in a variety of retail companies.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The compensation committee of our board of directors has the authority to establish compensation for our executive officers.  Management makes recommendations with respect to executive compensation annually.  The compensation committee then reviews those recommendations in light of (i) past compensation, (ii) our operating objectives and financial position; and (iii) compensation paid to similarly situated executives at competing companies. Final approval of changes in executive compensation are made at the discretion of the compensation committee. To date, we have not engaged compensation consultants to assist in determining the amount or form of executive compensation.

The following table provides information regarding the compensation awarded to, earned by, or paid to Mr. Johnson, our chief executive officer, and Mr. Quinn, our chief financial officer, during the years ended December 31, 2008, December 31, 2009 and December 31, 2010. We refer to these executive officers as our “named executive officers” elsewhere in this proxy statement.

2010 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	NonEquity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
Douglas N. Johnson (2)	2010	225,000	20,000	700,606	--	--	945,606
CEO	2009	221,539	--	202,585	97,800	--	521,924
	2008	215,865	--	155,205	100,367	--	471,437
J. Paul Quinn (3)	2010	175,000	10,000	224,194	--	--	409,194
CFO	2009	172,307	--	41,278	45,640	--	259,226
	2008	111,058	--	43,864	52,500	--	207,422

(1)
This column represents the aggregate grant-date fair value of the awards computed in accordance with FASB ASC Topic 718. These amounts reflect our accounting value for these awards and do not necessarily correspond to the actual value that may be realized by the named executive officer.

(2)	Mr. Johnson was appointed as our chief executive officer on May 5, 2008. Prior to such appointment, Mr. Johnson served as president of our wholly-owned subsidiary, AccessLine Holdings, Inc.
(3)	Mr. Quinn was appointed as our chief financial officer on May 5, 2008.

Employment Agreements With Our Named Executive Officers

We entered into employment agreements on April 28, 2008 with each of our named executive officers.  On July 1, 2009, we entered into amendment agreements to those employment agreements. The table below summarizes the material terms of the employment agreements, as amended.

Base Salary	The annual base salary for Mr. Johnson and Mr. Quinn is $225,000 and $175,000, respectively.
Annual Incentive Compensation
Each of Messrs. Johnson and Quinn are entitled to an annual incentive compensation payment up to 50% and 30%, respectively, of his base salary for the preceding fiscal year. See “Senior Management Incentive Plan—Base Incentive Plan,” below, for more information.

Severance
If we terminate their employment without cause, upon execution of a general release in favor of our company and compliance with post-termination obligations, each executive is entitled to receive a payment in an amount equal to 12 months of his then current base salary, payable in installments in accordance with our standard pay period practices.  If the termination of employment occurs within 12 months following a sale of our company or a merger involving an change in control, such executive is entitled to receive a payment in an amount equal to 12 months of his then current base salary plus 100% of his potential bonus, payable in installments in accordance with our standard pay period practices, and, if he adheres to the non-compete provision in his employment agreement, an additional lump sum payment of the same amount payable on the one year anniversary of termination. Certain actions, such as a reduction in responsibilities or base salary or a material reduction in benefits, other than reductions that are generally applicable to all of our executives, are deemed to be a termination of employment without cause.

Options
In connection with the entering into of their respective employment agreements, we granted Mr. Johnson and Mr. Quinn, respectively, an option to purchase 400,000 shares of our common stock and 175,000 shares of our common stock. Each option was granted under our 2005 Equity Incentive Plan. Subject to their continued employment and subject to full acceleration in connection with a change in control, the options vested as to 25% on April 28, 2009, and the balance vests ratably over the 36 month period thereafter. In addition, if we terminate their employment without cause, the option will continue to vest in accordance with its terms.

Senior Management Incentive Plans

During 2009 and the first half of 2010 we maintained a Base Incentive Plan and a Special Incentive Plan pursuant to which our named executive officers could earn a cash bonus equal to a percentage of their base salary  on achievement of specified performance goals, generally revenue and EBITDA targets.  No bonuses were awarded under the Base Incentive Plan or the Special Incentive Plan for 2010.

On July 2, 2010, we closed a Stock Purchase Agreement and related transactions with affiliates of Hale Capital Partners, L.P.  Those transactions resulted in a recapitalization of our company.  As part of the recapitalization, we also effected changes to our incentive compensation programs.  In particular we granted significant awards as a primary incentive to our management in connection therewith we discontinued the Base Incentive Plan and the Special Incentive Plan, in favor of a  supplemental discretionary cash bonus program.  We also issued stock awards in payment of accrued and unpaid bonuses, and adopted the 2010 Stock Incentive Plan (see below).

Under our discretionary bonus system, our compensation committee determined to award Mr. Johnson with a $20,000 discretionary bonus and Mr. Quinn with a $10,000 discretionary bonus for services rendered in 2010.  The discretionary bonuses were granted in recognition of (i) the effort involved in completing the Securities Purchase Agreement and the recapitalization transaction, and (ii) the efforts and the progress that had been made in the second half of 2010 towards meeting the adjusted EBITDA target.

Stock Award Agreements

On July 2, 2010 we closed the transactions contemplated by the Securities Purchase Agreement with affiliates of Hale Capital Partners.  In connection with that transaction, and as a condition to the closing under the Securities Purchase Agreement we entered into stock award agreements with our employees who had earned compensation under our senior management incentive plans that had yet to be paid, including Messrs. Johnson and Quinn.  The stock award agreements were entered into to eliminate all accrued and unpaid incentive compensation owed to those employees.

Under the terms of our senior management incentive plans our named executive officers, and other senior management had earned certain bonus payments for fiscal 2008 and 2009.  Because of our cash position, we did not pay out those bonuses in the years that they were earned, but accrued the bonuses to be paid out when our capital position permitted.  Under the terms of the stock award agreements, each employee received 30% of his or her accrued incentive compensation in cash, which amounts are being withheld to pay applicable withholding taxes, and the balance in unregistered shares of our common stock, calculated on the basis of one share being issued for every $0.03852 of incentive compensation owed. In the aggregate, we paid $147,230 in cash and we issued 8,918,421 shares of our common stock to employees in cancellation of $490,768 of earned and unpaid incentive compensation. We paid $41,932 and issued 2,540,062 shares of our common stock to Mr. Johnson and we paid $20,533 and issued 1,243,827 shares of our common stock to Mr. Quinn in cancellation of $139,776 and $68,446 of accrued and unpaid incentive compensation that we owed to Messrs. Johnson and Quinn, respectively.

Option Grants under 2010 Stock Incentive Plan

On June 30, 2010, our board of directors approved the adoption of the Stock Incentive Plan which became effective on the closing of the Securities Purchase Agreement.  The 2010 Plan is intended to aid the Company in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate them by providing incentives through the granting of awards of stock options or other stock based awards.  The 2010 Plan is administered by the compensation committee of our board of directors.

  Under the terms of the Securities Purchase Agreement, we were to issue approximately 70% of the options issuable under the 2010 Plan, on the closing of the Securities Purchase Agreement.  The remaining 30% of the options were to be reserved for awards to future senior management personnel.  The 2010 Plan provides that to the extent that the total number of shares authorized under the Plan from time to time have not been issued immediately prior to a Change of Control (as defined in the 2010 Plan), the Committee shall grant such unissued Shares in the form of awards under the 2010 Plan immediately prior to such Change of Control, subject to vesting and other terms and conditions of the Awards determined by the Committee.

The options granted at the closing of the Securities Purchase Agreement and those reserved shares for future issuance will vest in four tranches at varying exercise prices.  See “Nonqualified Stock Options” above for further information on the vesting.

On December 9, 2010, our compensation committee approved the initial allocation of 62,432,901 NSO grants under the Stock Incentive Plan.  In connection with those grants we awarded Mr. Johnson an aggregate of 18,000,000 NSOs and Mr. Quinn an aggregate of 5,769,893 NSOs.  Overall, the awards under the Stock Incentive Plan were designed to create an equity pool equal to approximately 20% of the Company's fully-diluted outstanding common stock.  The awards granted to Mr. Johnson equate to approximately 4% of the fully-diluted outstanding common stock and the awards granted to Mr. Quinn equate to approximately 1.28% of the fully-diluted outstanding common stock. The exercise price and vesting terms of the NSOs are as set forth under "NonQualified Stock Options" above.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2010.  None of our named executive officers hold any equity awards other than options.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END
	Option Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option	Option Exercise Price ($)	Option Expiration Date
Douglas N. Johnson	--	9,000,000(1)	--	$0.04	12/09/20
	--	2,997,000(2)	--	$0.08	12/09/20
	--	2,997,000(3)	--	$0.08	12/09/20
	--	3,006,000(4)	--	$0.08	12/09/20
	300,000(5)	--	--	$0.07	11/26/17
	400,000(5)	--	--	$0.07	04/28/18
	2,000,000(5)	--	--	$0.07	12/17/18
J. Paul Quinn	--	2,884,947(1)	--	$0.04	12/09/20
	--	960,687(2)	--	$0.08	12/09/20
	--	960,687(3)	--	$0.08	12/09/20
	--	963,572(4)	--	$0.08	12/09/20
	175,000(5)	--	--	$0.07	04/28/18
	50,000(5)	--	--	$0.07	07/08/18
	550,000(5)	--	--	$0.07	12/17/18

(1)
Award under the 2010 Stock Incentive Plan.  100% of the options vest upon the affiliates of Hale Capital Partners receiving cash proceeds in return on their invested capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries equal to no less than one times their invested capital, plus a four percent (4%) annual return on such invested capital, compounded annually and subject to the executive's continued employment in good standing on such vesting date. Notwithstanding the foregoing, ten percent (10%) of the options shall vest on the first anniversary of the grant date and 2.5% of the options at the end of each of the next eight quarters thereafter through the third anniversary of the Grant Date (for an aggregate of 30%), subject to the executive's continued employment in good standing with the Company on each such vesting date.

(2)
Award under the 2010 Stock Incentive Plan.  100% of the options vest upon the affiliates of Hale Capital Partners receiving cash proceeds in return on their invested capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries equal to no less than two times their invested capital plus a four percent (4%) annual return on such invested capital, compounded annually and subject to the executive's continued employment in good standing with the Company on such vesting date.

(3)
Award under the 2010 Stock Incentive Plan.  100% of the options vest upon the affiliates of Hale Capital Partners receiving cash proceeds in return on their invested capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries equal to no less than three times their invested capital plus a four percent (4%) annual return on such invested capital, compounded annually and subject to the executive's continued employment in good standing with the Company on such vesting date.

(4)
Award under the 2010 Stock Incentive Plan.  100% of the options vest upon the affiliates of Hale Capital Partners receiving cash proceeds on their invested capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries equal to no less than four times their invested capital plus a four percent (4%) annual return on such invested capital, compounded annually and subject to the executive's continued employment in good standing with the Company on such vesting date.

(5)	Award under the 2005 Equity Incentive Plan. The terms of each award reflected in the table above, in accordance with the terms of our 2005 Equity Incentive Plan, provides that:

•
if any surviving corporation or acquiring corporation in an acquisition (as such term is defined below) refuses to assume any awards or to substitute similar awards for those outstanding under the plan, then, generally, with respect to awards that would otherwise vest and become exercisable within one year of the closing of the acquisition, the vesting of such awards will accelerate and be fully vested and exercisable at least 30 days before the closing of the acquisition; and

•
if our company undergoes an acquisition and the surviving corporation or acquiring corporation does assume such awards (or substitutes similar awards for those outstanding under the plan), then, generally, the vesting of each such award will accelerate and be fully vested and exercisable if any of the following events occurs within one month before or 18 months after the effective date of the acquisition:

o	the person’s employment is terminated without cause;

o
the employee terminates his/her service because the principal place of the performance of his/her responsibilities and duties of is changed to a location more than 50 miles from his/her existing work location; or

o	the employee terminates his/her employment because there is a material reduction in his/her responsibilities and duties.

For purposes of our 2005 Equity Incentive Plan, the term “acquisition” generally means any consolidation or merger of our company with or into any other entity in which our stockholders before such consolidation or merger own less than 50% of the voting power immediately after such consolidation or merger, or a sale of all or substantially all of our assets.

Director Compensation

Director compensation for our non-employee directors is established by our full board of directors, including any employee directors.  Director compensation for non-employee directors is established annually in advance with consideration given to (i) compensation paid to directors of similarly situated public companies and (ii) our financial resources.

For the first two quarters of 2010, we compensated our non-employee directors by paying each of them $25,000 per annum, and Committee Chairmen $5,000 per annum, payable in quarterly installments, in addition to compensation for attending the meetings of our board of directors and of the committees of our board of directors.   Following the closing of the Securities Purchase Agreement we modified our compensation for non-employee directors to provide for payment of a $20,000 annual retainer with $5,000 paid quarterly.  Committee Chairpersons paid as follows:  Audit Committee $10,000 per annum, Compensation Committee $7,500 per annum, and Corporate Governance $5,000 per annum.  Each Committee is paid 25% of their annual payment quarterly.  In addition, our Board adopted a policy of reimbursing non-employee directors for open market purchases of the Company's stock in an amount of up to $7,500 each fiscal year.  We will compensate our non-employee directors in 2011 in a manner substantially similar to the compensation we provided for the last two quarters of 2010.

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities by our non-employee directors for the fiscal year ended December 31, 2010. Other than as set forth below and the reimbursement of actual and ordinary out-of-pocket expenditures, we did not compensate any of our directors for their services as directors during the fiscal year ended December 31, 2010.

2010 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Steven J. Davis	61,750	--	--	--	--	7,500	69,250
James R. Everline(2)	51,000	--	--	--	--	--	51,000
Charles Hale (3)	9,500	--	--	--	--	--	9,500
Martin Hale (4)	8,375	--	--	--	--	--	8,375
David A. Rane	63,000	--	--	--	--	7,500	70,500

(1)	Represents amounts paid to directors to reimburse them for open market purchases of the Company's common stock during the year.
(2)	Mr. Everline resigned from our board of directors effective July 13, 2010.
(3)	Mr. Hale was appointed to the board of directors effective July 14, 2010.
(4)	Mr. Hale was appointed to the board of directors effective July 2, 2010.

The table below discloses for each non-employee director the aggregate number of shares of our common stock subject to option awards outstanding at 2010 fiscal year end:

Steve J. Davis	400,000
James R. Everline(1)	431,250
Charles Hale	--
Martin Hale	--
David A. Rane	400,000

(1)	Mr. Everline resigned as a director on July 13, 2010. Mr. Everline's options are exercisable for a period of three years from July 13, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Related Party Transactions

It is our policy and procedure to have all transactions with a value above $120,000, including loans, between us and our officers, directors and principal stockholders and their affiliates, reviewed and approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and that such transactions be on terms no less favorable to us than those that we could obtain from unaffiliated third parties. We believe that all of the transactions described below were reviewed and approved under the foregoing policies and procedures.

Related Party Transactions

Since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party to in which the amount involved exceeds the lesser of (i) $120,000 and (ii) one percent of the average of our total assets at the end of our last two completed fiscal years, and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person's immediate family had or will have a direct or indirect material interest, other than the transactions described below.

On June 30, 2010, we entered into a securities purchase agreement (the "Hale Securities Purchase Agreement") with affiliates of Hale Capital Management, LP (collectively, "Hale"), pursuant to which in exchange for $10.5 million, we agreed to issue to Hale $10.5 million of senior secured notes, which we refer to as the "2010 notes" in this report, and 287,501,703 unregistered shares of our common stock.  We issued the 2010 notes and 225,492,765 shares of common stock to Hale at the closing of the transactions contemplated by the Hale Securities Purchase Agreement on July 2, 2010.  We will issue the balance of the shares of common stock we agreed to issue following the filing of an amendment to our certificate of incorporation to increase our authorized capital stock, which we filed on September 2, 2010.  A summary of the material terms of the 2010 notes is set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Under the terms of the Hale Securities Purchase Agreement, we agreed to conduct a rights offering.  In connection with the rights offering, depending on the amount of capital it raises, we and Hale agreed that we would either redeem up to $3.0 million of principal of the 2010 notes or that Hale would exchange up to $3.0 million of principal of the 2010 notes for shares of our common stock.  The initial contemplated size of the rights offering may be reduced in response to comments received from the SEC.  The Company and Hale are working collectively to complete the rights offering in compliance with SEC rules and regulations.

In connection with the Hale Securities Purchase Agreement, we entered into a registration rights agreement with Hale pursuant to which we have agreed to file a registration statement with the SEC for the resale of the shares issued and issuable to Hale under the Hale Securities Purchase Agreement.  The registration rights agreement contains penalty provisions in the event that we fail to file a registration statement before September 29, 2010, secure the effectiveness of the registration statement by November 28, 2010, or fail to maintain the effectiveness of the registration statement until the shares issued to Hale are sold or can be sold under Rule 144 without volume restrictions.  In addition to other remedies, in the event of any such breach, Hale shall be entitled to liquidated damages in the amount of 1% of the purchase price for the shares to be registered in such registration statement on the first day of each such default and each thirtieth day thereafter, pro rated for a period that is less than 30 days. The registration statement covering the resale of the shares issued to Hale has not been declared effective.  Hale has waived any default relating to the initial effectiveness failure and we have amended the registration rights agreement to extend the registration statement effectiveness deadline to March 31, 2011.

Effective July 2, 2010, our board of directors appointed Mr. M. Hale to our board of directors pursuant to the terms of the Hale Securities Purchase Agreement. Mr. M. Hale is affiliated with Hale. Pursuant to the terms of that agreement, Charles Hale and David A. Rane are serving on our board of directors as designees of HCP-TELA, LLC, one of the holders of the 2010 notes, and such directors agreed to resign from their position as director if HCP-TELA, LLC were to so request in the future.

In addition, under the terms of Hale Securities Purchase Agreement, we and the holders of the 2010 notes agreed that we would take all necessary action to ensure that for so long as any of the 2010 notes are outstanding or at least 10% of the shares of common stock issued to the holders of the 2010 notes pursuant to the Hale Securities Purchase Agreement, our board of directors shall consist of not more than five directors. In addition, under the terms of Hale Securities Purchase Agreement, depending on whether any of the 2010 notes are outstanding and depending on the percentage of ownership the shares of common stock issued to the holders of the 2010 notes pursuant to the Hale Securities Purchase Agreement represent as compared to our then outstanding shares of common stock, we agreed to nominate and recommend for election at each annual (or special) meeting, or action in lieu of a meeting, of stockholders at which directors are to be elected a certain number of individuals designated by HCP-TELA, LLC to serve as directors. See "CORPORATE GOVERNANCE—Contractual Board Appointments."

We have purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.  In addition, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons, to the fullest extent authorized or permitted under Delaware law, against any and all costs and expenses (including attorneys', witness or other professional fees) actually and reasonably incurred by such persons in connection with the investigation, defense, settlement or appeal of any action, hearing, suit or other proceeding, whether pending, threatened or completed, to which any such person may be (1) made a witness by reason that such person is or was a director, officer, employee or agent of our company or otherwise acting at the request of our company or (2) made a party by reason the fact that such person is or was a director or executive officer, by reason of any action taken by him or of any action on his part while acting  as a director of our company, or by reason of the fact that he is or was serving at the request of our company as a director, officer, employer or agent of another entity whether serving in such capacity at the time of any liability or expense incurred. The indemnification agreements also require us to advance expenses incurred by directors and executive officers within 20 days after receipt of a written request. Additionally, the agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder, including a presumption that directors and executive officers are entitled to indemnification under the agreements and that we have the burden of proof to overcome that presumption in reaching any contrary determination. We are not required to provide indemnification under the agreements for certain matters, including: (1) indemnification beyond that permitted by applicable law; (2) indemnification for liabilities for which the executive officer or director is reimbursed pursuant to any insurance policy or other indemnity provision; (3) indemnification related to disgorgement of profits under Section 16(b) of the Exchange Act; or (4) in connection with certain proceedings initiated against us by the director or executive officer. The indemnification agreements require us to maintain directors' and executive officers' insurance in full force and effect while any director or executive officer continues to serve in such capacity and so long as any such person may incur costs and expenses related to indemnified legal proceedings.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our audit committee with respect to our audited financial statements for the fiscal year ending December 31, 2010.

The purpose of our audit committee is to assist our board of directors in its general oversight of our financial reporting, internal controls and audit functions. Our audit committee is comprised solely of independent directors as defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq Listing Rules.

Our audit committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2010 with our management and Grant Thornton LLP, our independent registered public accounting firm.  Our management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13A-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

Our audit committee receives periodic updates on internal controls provided by our management and at each regularly scheduled audit committee meeting. Our audit committee also holds regular private sessions with Grant Thornton to discuss its audit plan for the year, and the results of its quarterly reviews and the annual audit. Our audit committee reviewed Grant Thornton's Report of Independent Registered Public Accounting Firm included in our annual report on Form 10-K for the year ended December 31, 2010 related to our consolidated financial statements. Our audit committee continues to oversee our efforts related to our internal control over financial reporting and management's preparations for the evaluation.

Our audit committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and PCAOB Auditing Standard No. 2, "An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements."  In addition, our audit committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton's communications with our audit committee concerning independence, and our audit committee has discussed with the Grant Thornton its independence.

Based on their review of the consolidated financial statements and discussions with and representations from our management and Grant Thornton referred to above, our audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

In accordance with audit committee policy and the requirements of law, our audit committee pre-approves all services to be provided by our external auditor, Grant Thornton LLP.  Pre-approval is required for audit services, audit-related services, tax services and other services.  In most cases, our full audit committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget.  In other cases, a designated member of our audit committee may have delegated authority from our audit committee to pre-approve additional services, and such pre-approval is later reported to the full audit committee.  See "Principal Accounting Fees and Services," below, for more information regarding fees paid to Grant Thornton LLP for services in fiscal year 2010.

This report is provided by the members of the audit committee of the board of directors set forth below.

David A. Rane
Steven J. Davis
Charles Hale

PRINCIPAL ACCOUNTING SERVICES AND FEES

The following table presents the fees paid for professional services rendered by each of Grant Thornton and Mayer Hoffman, for the audits of our annual financial statements and audit-related matters for the years ended December 31, 2010 and December 31, 2009, respectively. On June 29, 2009, we dismissed Mayer Hoffman as our public accounting firm and engaged Grant Thornton LLP to serve as our public accounting firm.

	2010	2009
Audit Fees(1)	$175,679	$238,788
Audit-Related Fees(2)	9,500	9,500
Tax Fees(3)	107,561	114,705
All Other Fees(4)	32,171	58,121
Total	$324,911	$421,114

(1)
Audit Fees consist of fees billed for professional services rendered for the audits of our annual financial statements for the year indicated and for the review of the financial statements included in our quarterly reports for that year.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

The audit committee of our board of directors has determined that the rendering of all non-audit services by Grant Thornton is compatible with maintaining the auditor's independence. All non-audit related services in the above table were pre-approved and/or ratified by the audit committee of our board of directors. The audit committee of our board of directors approves non-audit services by Grant Thornton on an ad hoc basis, and has vested authority with Mr. Rane, the chairman of our audit committee, to approve non-audit services as needed.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value.

On April 21, 2011, our board of directors and our stockholders, acting by written consent, approved the Charter Amendment to decrease our authorized number of shares of common stock from 600,000,000 to 8,000,000 and to decrease our authorized number of shares of preferred stock from 10,000,000 to 133,333.  We expect to file the Charter Amendment with the Delaware Secretary of State, and effect the decrease in our authorized capital stock, promptly after the 20 calendar day period following the mailing of a definitive information statement to our stockholders.

Our preferred stock may be divided into such number or series as our board of directors may determine.  Our board of directors is authorized to determine and alter the rights, preferences and privileges granted to and imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock.  Our board of directors, within the limits and restrictions stated in any resolutions of our board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.  The following summary is qualified in its entirety by reference to our certificate of incorporation, certificate of designation and bylaws, copies of which are filed as exhibits to our previous filings with the Securities and Exchange Commission and are incorporated herein by this reference.

Common Stock

As of April 18, 2011, there were 344,569,652 shares of our common stock outstanding that were held of record by approximately 109 stockholders.  Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.  The common stock has no preemptive, conversion or other rights to subscribe for additional securities.  There are no redemption or sinking fund provisions applicable to the common stock.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. In addition, we are restricted from paying any dividends on our common stock under the terms of our outstanding Senior Secured Notes dated July 2, 2010. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions, future prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and such other factors as our board of directors may deem appropriate.

We have reserved, without giving effect to the Reverse Stock Split, an aggregate of 121,988,143 shares of common stock for issuance pursuant to the terms of our incentive plans and for outstanding securities that are exercisable for, convertible into or exchangeable for shares of our common stock.

Preferred Stock

As of April 18, 2011, we had no shares of preferred stock outstanding.

Provisions of Delaware Law and our Certificate of Incorporation and Bylaws with Anti-Takeover Implications

Certain provisions of Delaware law, our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us.  These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner or the corporation opts out of Section 203 as described below.  The term “business combination” generally includes, among other things, (a) any merger or consolidation, (b) an asset transfer, (c) a stock issuance or transfer that increases the interested stockholder’s proportionate share, (d) any other transaction that increases the interested stockholder’s proportionate share, and (e) any receipt by the interested stockholder of financial benefits provided by or through the corporation.  The term “interested stockholder” includes, with certain exceptions, a person or entity that owns 15% or more of the corporation’s voting stock, or an affiliate or associate of the corporation that owned 15% or more of the corporation’s voting stock at any time during the three years prior to the determination of interested stockholder status.  Section 203 prohibits a business combination between a corporation and an interested stockholder unless one of the following is true:

•
before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, not counting shares owned by persons who are directors and also officers, and, in some instances, shares owned by employee stock plans; or

•
at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special stockholders meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A Delaware corporation may opt out of Section 203 with either an express provision in its original certificate of incorporation or an amendment to its certificate of incorporation or bylaws approved by its stockholders by the affirmative vote of a majority of shares entitled to vote.  We have not opted out, and do not currently intend to opt out, of Section 203.  This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaw Provisions

The provisions of our certificate of incorporation and our bylaws described below could discourage potential acquisition proposals for our company and could delay or prevent a change of control of our company.  These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company.  These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal.  These provisions also are intended to discourage certain tactics that may be used in proxy fights.  However, such provisions could have the effect of discouraging others from making tender offers for our common stock and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.  Such provisions also may have the effect of preventing changes in our management.

Special Meetings of Stockholders

Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by our president and shall be called by our president or secretary at the request in writing of a majority of our board of directors, or at the request in writing of stockholders owning a majority in amount of our entire capital stock issued and outstanding and entitled to vote.  Because stockholders that do not own a majority in amount of our entire capital stock issued and outstanding and entitled to vote do not have the right to call a special meeting, a stockholder generally can not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to the time our president or a majority of our board of directors believes the matter should be considered or until the next annual meeting.  The restriction on the ability of stockholders to call a special meeting means that a proposal to replace board members also can be delayed until the next annual meeting.

Blank-Check Preferred Stock

Our board of directors is authorized to issue, without any further vote or action by our stockholders, up to 10,000,000 shares of preferred stock (133,333 shares after the Authorized Share Decrease) in one or more series.  As a result, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest.

Limitations of Director Liability and Indemnification Directors, Officers and Employees

As permitted by the DGCL, provisions in our certificate of incorporation limit or eliminate the personal liability of our directors.  Consequently, directors will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not alter director liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission.

Our bylaws require us to indemnify our directors, officers, employees and agents to the extent permitted by Delaware law and we have entered into separate indemnification agreements with each of our directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.  We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted.  We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

DELIVERY OF DOCUMENTS TO
MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders participate in the practice of “householding”. This means that only one copy of this Information Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of this Information Statement to any stockholder upon written or oral request. To make such a request, please contact us at Telanetix, Inc., Corporate Secretary; 11201 SE 8th St. Suite #200, Bellevue, Washington 98004 or call us at (206) 621-3500. Any stockholder who wants to receive separate copies of any future annual report, proxy statement or information statement, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his or her bank, broker, or other nominee record holder, or he or she may contact us at the above address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the Securities and Exchange Commission. The reports and other information filed by us with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission as described below.

You may copy and inspect any materials that we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the operation of the public reference rooms. The Securities and Exchange Commission also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the Securities and Exchange Commission. Additionally, we make these filings available, free of charge, on our website at www.telanetix.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Securities and Exchange Commission. The information on our website is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our common stock.

As a matter of regulatory compliance, we are furnishing you this Information Statement which describes the purpose and effect of the approval of the amendment to the certificate of incorporation to effect a reverse stock split.  Your consent to the approval of the amendment to the certificate of incorporation is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders with information required by the rules and regulations of the Securities Exchange Act of 1934, as amended, and Section 228 of the Delaware General Corporation Law.

By order of the Board of Directors:

Douglas N. Johnson
Chief Executive Officer and Director

April [•], 2011

EXHIBIT A

STATE OF DELAWARE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TELANETIX, INC.

Telanetix, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A.           The present name of the corporation is Telanetix, Inc. (this “Corporation”).

B.           The original certificate of incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on January 4, 2006.  That original certificate of incorporation was amended by a certificate of amendment of the certificate of incorporation filed with the Secretary of State of the State of Delaware on June 23, 2009 and a certificate of amendment of the certificate of incorporation filed with the Secretary of State of the State of Delaware on September 2, 2010.

C.           This Amended and Restated Certificate of Incorporation has been duly approved by the board of directors of this Corporation.

D.           This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

E.           This Amended and Restated Certificate of Incorporation shall become effective in accordance with the General Corporation Law of the State of Delaware upon its filing with the Secretary of State of the State of Delaware.

F.           The certificate of incorporation of this Corporation, as heretofore in effect, is hereby amended and restated to read as follows:

FIRST: The name of this Corporation shall be:  Telanetix, Inc.

SECOND: Its registered office in the State of Delaware is to be located at 16192 Coastal Highway, Lewes, DE 19958, County of Sussex and its registered agent at such address is Harvard Business Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:   (a)           The Corporation is authorized to issue a total of Eight Million One Hundred Thirty-three Thousand Three Hundred Thirty-three (8,133,333) shares of stock.  Eight Million (8,000,000) shares shall be designated “Common Stock” with a par value of $0.0001 per share and One Hundred Thirty-three Thousand Three Hundred Thirty-three (133,333) shares shall be designated “Preferred Stock” with a par value of $0.0001 per share. Upon filing of this Amended and Restated Certificate of Incorporation with the Secretary of State a 1 for 75 reverse split of the outstanding shares of common stock shall be effectuated, wherein the holders of the issued and outstanding shares of common stock shall receive one share of common stock of the Corporation for each 75 shares of common stock of the Corporation such holder holds with fractional shares resulting from such reverse split to be rounded up to the nearest whole share.

(b)           The Preferred Stock may be divided into such number or series as the Board of Directors may determine.  The Board of Directors is authorized to determine and alter the rights, preferences and privileges granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock.  The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws.

SIXTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the directors’ duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, has executed, signed and acknowledged this certificate of incorporation this __ day of _________ 2011.

Douglas N. Johnson
Chief Executive Officer

EXHIBIT B

2010 STOCK INCENTIVE PLAN
(as amended and restated April 21, 2011)

1.Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)
Affiliate:  With respect to any Person, any entity directly or indirectly controlling, controlled by, or under common control with, the such Person and, as to the Company, any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: An Option or Other Stock-Based Award granted pursuant to the Plan.

(d)	Board: The Board of Directors of the Company.

(e)	Change of Control: The occurrence of any of the following events:

(i)
a sale of all or substantially all of the assets of the Company to a Person who is not Hale or an Affiliate of Hale, (ii) a sale of Shares by the Company, Hale or any of their respective Affiliates resulting in more than 50% of the voting stock of the Company being held by a Person that does not include Hale or any of its Affiliates or (iii) a merger or consolidation of the Company into another Person which is not Hale or an Affiliate of Hale; if and only if any such event listed in (i) through (iii) above results in the inability of Hale to elect a majority of the Board or of the resulting entity.

(f)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	Committee: The Compensation Committee of the Board.

(h)	Company: Telanetix, Inc., a Delaware corporation.

(i)
Contingent Payable Event:   An event which occurs during the time period of April 21, 2011 to July 1, 2012, wherein the Company or its subsidiaries is obligated to pay for certain additional liabilities specified in Section 1(e) of the June 30, 2010 Securities Purchase Agreement between the Company and EREF-TELA, LLC, HCP-TELA, LLC and CBG-TELA, LLC.  Whether or not a Contingent Payable Event has occurred will be determined by the Committee, whose determination shall be final, conclusive and binding.

(j)
Contingent Share Issuance:  The number of Shares the Company issues to EREF-TELA, LLC, HCP-TELA, LLC and CBG-TELA, LLC as a result of a Contingent Payable Event in connection with Section 1(e) and Exhibit E to the June 30, 2010 Securities Purchase Agreement between the Company and EREF-TELA, LLC, HCP-TELA, LLC and CBG-TELA, LLC.

(k)	Effective Date: July 2, 2010.

(l)
Fair Market Value:  On a given date, (i) for any security as of any date, the last closing trade price for such security on the principal securities exchange or trading market for such security (the "Principal Market"), as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the closing trade price cannot be calculated for a security on a particular date on any of the foregoing bases, the Fair Market Value of such security on such date shall be the fair market value established by the Committee in good faith.

(m)	Hale: means Hale Capital Partners, L.P. and its Affiliates.

(n)
Invested Capital: means the amount of capital invested by Hale in the Company and its subsidiaries, whether in the form of debt, equity or otherwise, but excluding investments by Hale made by open market purchases of Shares on the principal trading market for the Shares.

(o)	Option: A non-qualified stock option granted pursuant to Section 6 of the Plan.

(p)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(q)	Other Stock-Based Awards: Awards granted pursuant to Section 7 of the Plan.

(r)	Participant: An employee, director or consultant who is selected by the Committee to participate in the Plan.

(s)	Person: A "person," as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(t)	Plan: The Telanetix, Inc. 2010 Stock Incentive Plan as it may be amended from time to time.

(u)	Share: A share of common stock of the Company.

3.Shares Subject to the Plan

(a)
Shares Subject to Plan.  The maximum aggregate number of Shares which may be issued under the Plan is 92,409,050 Shares, subject to adjustment as provided in Sections 3(b) and 8.  The Shares may consist, in whole or in part, of unissued Shares or treasury Shares.

(b)
Additional Shares.  The numerical limit set forth in Section 3(a) for the maximum aggregate number of Shares issuable under the Plan shall be increased on the date of each Contingent Share Issuance by a number of Shares equal to one Share for every four Shares issued as part of such Contingent Share Issuance, rounded down to the nearest whole number (each a "Plan Increase"); provided, however, that such maximum aggregate number of Shares which may be issued under the Plan as set forth in Section 3(a) shall in no event exceed 112,000,000 Shares, subject to adjustment as provided in Section 8.

(c)
Option Limits.  The maximum number of Shares for which Options may be granted during a calendar year to any Participant under the Plan shall be 18,000,000 Shares, subject to adjustment as provided in Section 8.

(d)
Share Re-Use.  If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, such Shares shall, to the extent of such forfeiture, expiration or termination, again be available for issuance under the Plan.  To the extent that the total number of Shares that may be issued under the Plan have not been issued immediately prior to a Change of Control, the Committee shall grant such unissued Shares in the form of Awards under the Plan immediately prior to such Change of Control, subject to vesting set forth in Section 3(e) below and other terms and conditions of the Awards determined by the Committee.

(e)	Vesting. Unless otherwise provided by the Committee, and notwithstanding any other provision in the Plan, any grant of an Award shall vest as follows:

(i)
Fifty percent (50%) of the Shares subject to an Award (the “Tranche 1 Shares”) shall vest (the “Tranche 1 Vesting Date”) upon Hale receiving cash proceeds in return on its Invested Capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries which cash proceeds equal no less than one times its Invested Capital plus a four percent (4%) annual return on such Invested Capital, compounded annually (the "Tranche 1 Return"), and subject to the Participant's continued employment in good standing with the Company on the Tranche 1 Vesting Date.  Notwithstanding the foregoing and the failure of Hale to have achieved the Tranche 1 Return, Tranche 1 Shares shall vest with respect to ten percent (10%) of such Tranche 1 Shares on each of the first, second and third anniversaries of the Effective Date, irrespective of whether such Tranche 1 Shares were issued as of such dates (e.g., if Tranche 1 Shares are granted on the fourth anniversary of the Effective Date, 30% of such grant shall vest upon grant), subject to the Participant's continued employment in good standing with the Company on each such anniversary.

(ii)
Sixteen and sixty-fifth one hundredths percent (16.65%) of the Shares subject to an Award (the “Tranche 2 Shares”) shall vest (the “Tranche 2 Vesting Date”) upon Hale receiving cash proceeds in return on its Invested Capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries which cash proceeds equal no less than two times its Invested Capital plus a four percent (4%) annual return on such Invested Capital, compounded annually  and subject to the Participant's continued employment in good standing with the Company on the Tranche 2 Vesting Date.

(iii)
Sixteen and sixty-fifth one hundredths percent (16.65%) of the Shares subject to an Award (the “Tranche 3 Shares”) shall vest (the “Tranche 3 Vesting Date”) upon Hale receiving cash proceeds in return on its Invested Capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries which cash proceeds equal no less than three times its Invested Capital plus a four percent (4%) annual return on such Invested Capital, compounded annually  and subject to the Participant's continued employment in good standing with the Company on the Tranche 3 Vesting Date.

(iv)
Sixteen and seventieth one hundredths percent (16.7%) of the Shares subject to an Award (the “Tranche 4 Shares”) shall vest (the “Tranche 4 Vesting Date”) upon Hale receiving cash proceeds in return on its Invested Capital (whether such cash derives from interest payments, debt repayment, dividends, distributions, sale of equity or otherwise) in the Company and its subsidiaries which cash proceeds equal no less than  four times its Invested Capital plus a four percent (4%) annual return on such Invested Capital, compounded annually  and subject to the Participant's continued employment in good standing with the Company on the Tranche 4 Vesting Date.

(f)
Termination of Employment.  In the event the Participant’s employment with the Company is terminated for any reason, the Participant shall forfeit any unvested Award and such portion of the Award shall be null and void and of no force or effect.

4. Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto).  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan (but not the terms of the Plan), and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan.  The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award.

5.Limitations

No Award may be granted under the Plan after June 29, 2020, but Awards theretofore granted may extend beyond that date.

6.Terms and Conditions of Options

Options granted under the Plan shall be non-qualified stock options for U.S. federal income tax purposes and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)
Option Price.  The Tranche 1 Shares shall have an Option Price of $0.040000 per Share.  The Tranche 2 Shares shall have an Option Price of $0.07704 per Share.  The Tranche 3 Shares shall have an Option Price of $0.07704 per Share.  The Tranche 4 Shares shall have an Option Price of $0.07704 per Share.

(b)
Exercisability.  Subject to the vesting conditions set forth in Section 3(e) of the Plan, Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.  To the extent that the Option Price of an Option is less than Fair Market Value as of the date of grant, the exercisability of the Option shall comply with Section 409A of the Code or fall within an exception under Section 409A of the Code.

(c)
Exercise of Options.  Except as otherwise provided in the Plan or in an Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence.  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) such other method approved by the Committee.  No Participant shall have any rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

7.Other Stock-Based Awards.

Subject to the consent of Hale, the Committee may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards").  Such Other Stock-Based Awards shall vest in accordance with Section 3(e) of the Plan.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan and Hale’s consent, the Committee shall determine (a) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (b) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares and (c) and all other terms and conditions of such Awards (other than the vesting provisions, which shall be as set forth in Section 3(e) of the Plan, and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

8.Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)
Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee, without liability to any person, shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares that may be granted under the Plan pursuant to Options specified in Section 3(c) of the Plan (iii) the Option Prices specified in Section 6(a) of the Plan, (iv) the Option Prices under each outstanding Option and/or the purchase price under each outstanding Other Stock-Based Award and/or (v) any other affected terms of such Awards.

(b)
Change of Control. In the event of a Change of Control after the Effective Date, the Committee may, with the consent of Hale, provide for (i) the termination of an Award upon the consummation of the Change of Control, but only if such Award has vested and been paid out or the Participant has been permitted to exercise the Award in full for a period of not less than 10 days prior to the Change of Control, (ii) acceleration of all or any portion of an Award, (iii) the payment of any amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change of Control) in exchange for the cancellation of such Award which, in the case of Options, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options over the Option Price of such Options, and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

9.No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the employment or service or consulting relationship of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10.Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11.Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution; provided that any transferees shall be subject to the terms and conditions of the Award.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

12.Amendments or Termination

With the consent of Hale, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which (a) without the approval of the shareholders of the Company, would (except as is provided in Section 8 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.  The Plan shall terminate on June 29, 2020 and may be terminated on any earlier date pursuant to this Section 12.

13.Tax Withholding.

The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Award, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.  The Company shall not be required to issue any Shares or make any payments or distributions under the Plan until all applicable tax obligations are satisfied.

14.Compliance with Section 409A of the Code.

This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Section 409A of the Code.

15.Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

16.Effectiveness of the Plan

The Plan was originally effective on the Effective Date.